CERTIFICATE OF AMENDMENT
TO
AGREEMENT AND DECLARATION
OF TRUST
OF
DELAWARE GROUP EQUITY
FUNDS III

         The undersigned Trustees
of Delaware
         Group Equity Funds III, a
Delaware
         statutory trust (the
Trust), constituting a
         majority of the Board of
Trustees of the
         Trust, do hereby certify
that pursuant to the
         authority granted to the
Trustees in Article
         VIII, Section 5 of the
Agreement and
         Declaration of Trust of
the Trust made as of
         December 17, 1998, as
amended November
         15, 2006 (the Declaration
of Trust), the
         Declaration of Trust is
hereby amended as
         follows:

	FIRST.	ARTICLE IV,
Section 3 of the Declaration of
Trust is
hereby amended by adding the
following at
the end thereof:

	The Trustees shall be subject
to the
same fiduciary duties to which the
directors
of a Delaware corporation would be
subject
if the Trust were a Delaware
corporation, the
Shareholders were shareholders of
such
Delaware corporation and the
Trustees were
directors of such Delaware
corporation, and
such modified duties shall replace
any
fiduciary duties to which the
Trustees would
otherwise be subject.  Without
limiting the
generality of the foregoing, all
actions and
omissions of the Trustees shall be
evaluated
under the doctrine commonly
referred to as
the business judgment rule, as
defined and
developed under Delaware law, to
the same
extent that the same actions or
omissions of
directors of a Delaware corporation
in a
substantially similar circumstance
would be
evaluated under such doctrine.
Notwithstanding the foregoing, the
provisions of this Declaration of
Trust and
the ByLaws, to the extent that they
restrict
or eliminate the duties (including
fiduciary
duties) and liabilities relating
thereto of a
Trustee otherwise applicable under
the
foregoing standard or otherwise
existing at
law or in equity, are agreed by
each
Shareholder and the Trust to
replace such
other duties and liabilities of
such Trustee.


	SECOND.	ARTICLE VIII,
Section 7 of the Declaration of
Trust is
hereby amended by deleting such
provision
in its entirety and replacing it
with the
following:

	Section 7.	Applicable Law.
This
Declaration of Trust is created
under and is
to be governed by and construed and
administered according to the laws
of the
State of Delaware and the
applicable
provisions of the 1940 Act and the
Code;
provided, that, all matters
relating to or in
connection with the conduct of
Shareholders and Trustees meetings
(excluding, however, the
Shareholders right
to vote), including, without
limitation,
matters relating to or in
connection with
record dates, notices to
Shareholders or
Trustees, nominations and elections
of
Trustees, voting by, and the
validity of,
Shareholder proxies, quorum
requirements,
meeting adjournments, meeting
postponements and inspectors, which
are not
specifically addressed in this
Declaration of
Trust, in the ByLaws or in the DSTA
(other
than DSTA Section 3809), or as to
which an
ambiguity exists, shall be governed
by the
Delaware General Corporation Law,
and
judicial interpretations
thereunder, as if the
Trust were a Delaware corporation,
the
Shareholders were shareholders of
such
Delaware corporation and the
Trustees were
directors of such Delaware
corporation;
provided, further, however, that
there shall
not be applicable to the Trust, the
Trustees,
the Shareholders or any other
Person or to
this Declaration of Trust or the
ByLaws (a)
the provisions of Sections 3533,
3540 and
3583(a) of Title 12 of the Delaware
Code or
(b) any provisions of the laws
(statutory or
common) of the State of Delaware
(other
than the DSTA) pertaining to trusts
which
relate to or regulate (i) the
filing with any
court or governmental body or
agency of
trustee accounts or schedules of
trustee fees
and charges, (ii) affirmative
requirements to
post bonds for trustees, officers,
agents or
employees of a trust, (iii) the
necessity for
obtaining court or other
governmental
approval concerning the
acquisition, holding
or disposition of real or personal
property,
(iv) fees or other sums payable to
trustees,
officers, agents or employees of a
trust, (v)
the allocation of receipts and
expenditures to
income or principal, (vi)
restrictions or
limitations on the permissible
nature,
amount or concentration of trust
investments
or requirements relating to the
titling,
storage or other manner of holding
of trust
assets, or (vii) the establishment
of fiduciary
or other standards or
responsibilities or
limitations on the indemnification,
acts or
powers of trustees or other
Persons, which
are inconsistent with the
limitations of
liabilities or authorities and
powers of the
Trustees or officers of the Trust
set forth or
referenced in this Declaration of
Trust or the
ByLaws.  The Trust shall be a
Delaware
statutory trust pursuant to the
DSTA, and
without limiting the provisions
hereof, the
Trust may exercise all powers that
are
ordinarily exercised by such a
statutory
trust.

	THIRD.	This Certificate
of
Amendment may be signed in one or
more
counterparts, each of which shall
be deemed
an original, but all of which
together shall
constitute one and the same
instrument.

         IN WITNESS WHEREOF, the
         undersigned Trustees have
duly executed
         this Certificate of
Amendment as of the 26th day of
February, 2009.



PATRICK P. COYNE
Patrick P. Coyne, Trustee

ANN R. LEVEN
Ann R. Leven, Trustee

THOMAS L. BENNETT
Thomas L. Bennett, Trustee

THOMAS F. MADISON
Thomas F. Madison, Trustee

JOHN A. FRY
John A. Fry, Trustee

JANET L. YEOMANS
Janet L. Yeomans, Trustee

ANTHONY D. KNERR
Anthony D. Knerr, Trustee

J. RICHARD ZECHER
J. Richard Zecher, Trustee

LUCINDA S. LANDRETH
Lucinda S. Landreth, Trustee



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